Exhibit 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the Agreement”) is entered into as of January 4, 2021 by and between TDH Holdings,Inc. (the “Company”) and Feng Zhang (the “Executive”).

WHEREAS, the Company and Executive desire to enter into this Agreement in order to set forth the terms of Executive’s employment with the Company during the period beginning on the date hereof and ending as provided herein.

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, and other consideration, the receipt of which is hereby acknowledged, Executive and the Company hereby agree as follows:

ARTICLE 1

EMPLOYMENT AND DUTIES

1.1 Employment. The Company agrees to employ Executive, and Executive hereby accepts employment with the Company, to serve as the Company’s Chief Financial Officer, upon the terms and subject to the conditions set forth in this Agreement. The period during which Executive is employed by the Company is referred to herein as the “Employment Period.” The effective date on which the Executive’s Employment Period ends for any reason or no reason is referred to herein as the “Termination Date.”

1.2 At-Will Employment. The Company and the Executive understand and agree that the Executive is employed at-will, and either the Executive or the Company can terminate their employment relationship at any time, for any reason or no reason, with or without cause, and with or without notice.

1.3 Position and Duties.

1.3.1 During the Employment Period, Executive shall serve as the Company’s Chief Financial Officer and shall have the duties, responsibilities, and authority customary for such a position in an organization of the size and nature of the Company, subject to the Company’s Board of Directors or its designee (collectively, the “Board”) ability to expand, change or limit such duties, responsibilities, and authority in their sole discretion.

1.3.2 Executive shall report directly to the Board, and Executive shall devote his best efforts and business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its subsidiaries, whether currently existing or hereafter acquired or formed and including any predecessor of any such entity (collectively, the “TDH Companies”). Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike, and efficient manner.

1.4 Term and Renewal. The term of this Agreement shall commence on the date first written above (the “Commencement Date”), and shall continue until January 3, 2024, and shall automatically renew for successive three years term. The first term of this Agreement and each subsequent automatic renewal shall each be considered a separate term. (“Term”).

ARTICLE 2

COMPENSATION AND BENEFITS

2.1 Base Salary. $48,000 per year payable in 12 equal monthly installments in accordance with the Company’s general payroll practices, and any increased amount approved by the Compensation Committee.

2.2 Benefits. During the Employment Period, Executive shall continue to be entitled to participate in the Company’s standard employee benefit programs for which executives of the Company are generally eligible, including, insurance and health benefits and the Company’s retirement plan (collectively, “Benefits”) if there’s any such benefits available. Executive recognizes that the Company reserves the right to change its benefits from time to time and the Company’s right to make such changes shall not be restricted by this Agreement.

2.3 Vacation. Up to three weeks per year, increasing to four weeks per year after Executive’s third year of service with the Company. Executive is allowed to accrue vacation during the Employment Period.

2.4 Reimbursement for Business Expenses. During the Employment Period, the Company shall reimburse Executive for all reasonable, necessary, and documented expenses incurred by Executive in performing Executive’s duties for the Company, on the same basis as similarly situated employees generally and in accordance with the Company’s policies as in effect from time to time.

2.5 Withholding. The Company may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required or permitted pursuant to any law or governmental regulation or ruling.

ARTICLE 3

EARLY TERMINATION OF EMPLOYMENT PERIOD

3.1 Early Termination. Both the Company and Executive can give early termination notice to each party with sixty (60) days notice.

ARTICLE 4

CONFIDENTIAL INFORMATION, PRIOR EMPLOYMENT AGREEMENTS, NON-SOLICITATION, PROPRIETARY RIGHTS, AND TRADE SECRETS

4.1 Confidential Information. Executive acknowledges that the information, observations, and data obtained by her while employed by the Company concerning the business or affairs of the TDH Companies (collectively “Confidential Information”) are the property of the Company. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purpose any Confidential Information without the prior written consent of the Board other than in a good faith effort to promote the interests of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive’s acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Board or a committee thereof may request, all memoranda, notes, plans, records, reports, computer files, printouts, software, and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and/or the business of the TDH Companies which he may then possess or have under her control.

4.2 Prior Employment Agreements. Executive represents and warrants to the Company that Executive is not subject to any agreement containing a noncompetition provision or other restriction with respect to (i) the nature of any services or business which he is entitled to perform or conduct for the Company (or any other TDH Company) under this Agreement, or (ii) the disclosure or use of any information which directly or indirectly relates to the nature of the business of any TDH Company or the services rendered by the Executive under this Agreement.

4.3 Non-Solicitation.

4.3.1 Executive acknowledges that in the course of her employment with the Company, he will become familiar with the Company’s Trade Secrets (defined below) and/or Confidential Information concerning the Company and that his services shall be of special, unique, and extraordinary value to the Company. “Trade Secrets” includes commercially valuable information which is not generally known to the public or within the pet food products field.

4.3.2 Executive shall not use any Trade Secrets and/or Confidential Information belonging to any other employer during employment with the Company. Executive shall also not bring any documents from any prior employer to the Company, including any memorialization of information that includes Trade Secrets and/or Confidential Information belonging to any prior employer. The word “document” means not only a physical piece of paper, but also includes electronic disks, hard drives, “flash” or “thumb” drives, emails or email attachments, or any other storage device or medium.

4.3.3 Executive agrees that for a period of six (6) months following the Termination Date, Executive will not directly or indirectly recruit or solicit any employee, or independent contractor of the Company or encourage any employee or independent contractor of the Company to leave the Company’s employ or engagement, as the case may be. The parties agree that an advertisement of general solicitation to the general public does not violate this Section 4.3.3.

4.3.4 If, at the time of enforcement of this Article 4, a court shall hold that the duration or scope restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration or scope reasonable under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration and scope permitted by law.

ARTICLE 5

GENERAL PROVISIONS

5.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be given by first-class mail, certified, or registered with return receipt requested, or by hand delivery, or by overnight delivery by a nationally recognized character, in each case to the applicable address set forth below, and any such notice is deemed effectively given with received by the recipient (or if receipt is refused by the recipient, when so refused).

If to the Company:

TDH Holdings,Inc.

c/o Qingdao Tiandihui Foodstuff Co., Ltd.

2521 Tiejueshan Road, Huangdao District, Qingdao, Shandong Province, China

If to Executive:

At the most recent address for Executive on file at the Company.

5.2 Governing Law; Jurisdiction. This Agreement and the legal relations thus created between the parties hereto (including, without limitation, any dispute arising out of or related to this Agreement) shall be governed by and construed under and in accordance with the internal laws of the State of California, without reference to its principles of conflict of laws.

5.3 Choice of Law. All issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions that could cause the applications of the laws of any jurisdiction other than the State of California.

5.4 Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties hereto and supersedes and preempts any prior understandings, agreements, or representations between the parties, written or oral, which may have related to the subject matter hereof in any way. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party that are not embodied herein.

5.5 Successor and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors, heirs, and assigns.

5.6 Amendment. Except as otherwise expressly provided herein, this Agreement may be amended, and any provision hereof may be waived, at any time only by written agreement between the Company (with approval of the Board) and Executive.

5.7 Counterparts; Facsimile Signature. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Any party may execute this Agreement by facsimile or electronic signature and the other parties will be entitled to rely upon such facsimile signature as conclusive evidence that this Agreement has been duly executed by such party.

5.8 Headings; Interpretation; Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The term “including”, as used herein, shall mean including without limitation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provision of this Agreement.

5.9 No Waiver. No failure or delay on the part of the Company or Executive in enforcing or exercising any right or remedy hereunder shall operate as a waiver thereof.

5.10 Severability. If any provision or clause of this Agreement, or portion thereof, shall be held by any court or other tribunal of competent jurisdiction to be illegal, invalid, or unenforceable in such jurisdiction, the remainder of such provision shall not be thereby affected and shall be given full effect, without regard to the invalid portion. It is the intention of the parties that, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void, or unenforceable because of the duration of such provision or the area matter covered thereby, such court shall reduce the duration, area, or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

5.11 Dispute Resolution & Applicable Law. All disputes regarding this agreement shall resolved by arbitration to be administered by the American Association of Arbitration. To the extent not preempted by the laws of the United States, the terms and provisions of this agreement are governed by and shall be interpreted in accordance with, the laws of the State of California, without giving effect to any choice of law principles.

5.12 Legal Fees and Expenses. The prevailing party any arbitration to enforce the terms of this Agreement shall be entitled to recover reasonable costs and expenses, including attorneys’ fees.

IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement as of the day and year first above written.

TDH HOLDINGS, INC.

By:	/s/ Qiu Li
Name:	Qiu Li
Title:	Chair of Compensation Committee

“EXECUTIVE”

/s/ Feng Zhang
Feng Zhang